UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - JULY 7, 2008

PRIME SUN POWER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

 14 Wall Street, 20th Floor
New York, NY 10005
(Address of principal executive offices)

212-618-1306
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 7, 2008, Prime Sun Power Inc. (the “Company”), in consultation with the Company’s independent registered public accounting firm, Paritz and Company P.A., concluded that the Company’s financial statements should be restated to correct certain bookkeeping recognition and classification errors. In addition, it was determined that certain Notes to the financial statements should be clarified. The Company’s Chief Financial Officer made these determinations. The recognition and classification issues pertained to legal fees which the Company had agreed to pay on behalf of Rudana Investment Group AG (“Rudana”), the Company’s majority shareholder, which were charged to the Company’s operating expenses during the three months ended March 31, 2008. In addition, the company did not record certain legal fees which were paid by Rudana during the same period.

The Company’s Chief Financial Officer discussed the matters set forth in this item 4.02(a) with the Company’s independent auditor. The Company will amend and restate its financial statements to reflect the changes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIME SUN POWER INC.

By:	/s/ Gerald Sullivan
Name: Gerald Sullivan Title: Chief Financial Officer

Date: July 11, 2008